STOCK PURCHASE AGREEMENT


                                BY AND BETWEEN


                             FLANDERS CORPORATION
                         a North Carolina corporation,

                                      AND

                              THE SHAREHOLDERS OF

                        AIR SEAL FILTER HOUSINGS, INC.,
                              a Texas corporation


                                 June 13, 1996


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                               TABLE OF CONTENTS

SECTION                                                                   PAGE

1.  Purchase of Air Seal Shares...........................................   1
    (a)    Purchase.......................................................   1
    (b)    Cash Payment...................................................   1
    (c)    Issuance and Escrow of Adair-Flanders Shares...................   1

2.  Delivery..............................................................   2
    (a)    Delivery of the Air Seal Shares, the Adair-Flanders............
           Shares, and the Cash Payment...................................   2
    (b)    Liabilities....................................................   2

3.  Representations and Warranties of the Seller..........................   2
    (a)    Ownership of Air Seal Shares...................................   2
    (b)    Authority......................................................   2
    (c)    Compliance with Law............................................   3
    (d)    No Litigation..................................................   3
    (e)    Solvency.......................................................   3
    (f)    Securities Laws Compliance.....................................   3
    (g)    Accuracy of Information Furnished..............................   4

4.  Representations and Warranties Concerning Air Seal....................   4
    (a)    Organization, Standing and Qualification.......................   4
    (b)    Capitalization.................................................   5
    (c)    Subsidiaries...................................................   5
    (d)    Stock Transfer Books...........................................   5
    (e)    Corporate Records..............................................   5
    (f)    No Defaults....................................................   5
    (g)    No Conflict....................................................   5
    (h)    Consents and Approvals.........................................   5
    (i)    Related-Party Transactions.....................................   6
    (j)    Safety Laws....................................................   6
    (k)    Environmental Compliance.......................................   6
    (l)    Compliance With Law............................................   8
    (m)    Financial Statements...........................................   8
    (n)    Properties and Assets..........................................   8
    (o)    Equipment Leases...............................................   9
    (p)    Inventory......................................................   9
    (q)    Intellectual Property..........................................   9
    (r)    Material Contracts.............................................   9
    (s)    No Undisclosed Liabilities.....................................  10
    (t)    Litigation.....................................................  10
    (u)    Taxes..........................................................  10


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    (v)    Employment Contracts...........................................  10
    (w)    Air Seal Personnel Matters.....................................  10
    (x)    Employee Restrictions..........................................  11
    (y)    Labor Matters..................................................  11
    (z)    Employee Benefit Plans.........................................  11
    (aa)   No Adverse Change..............................................  12
    (ab)   Discrimination.................................................  12
    (ac)   Disputes and Charges...........................................  13

5.  Representations, Warranties and Agreements of Buyer...................  13
    (a)    Organization, Standing and Qualification.......................  13
    (b)    Authority......................................................  13
    (c)    Compliance with Law............................................  13
    (d)    Shares Purchased for Investment................................  13
    (e)    Shares in Escrow...............................................  13
    (f)    Cash Payment...................................................  13
    (g)    Employment Contracts and Options...............................  14
    (h)    Consents and Approvals.........................................  14

6.  The Closing...........................................................  14

7.  Conditions of Buyer's and Seller's Performance........................  14
    (a)    Buyer's Conditions.............................................  14
    (b)    Seller's Conditions............................................  16

8.  Indemnification                                                         17
    (a)    General Indemnification Obligation of Charles Adair............  17
    (b)    General Indemnification Obligation of Buyer....................  18
    (c)    Limitation of Indemnity........................................  18
    (d)    Method of Asserting Claims, Etc................................  18
    (e)    Payment........................................................  20
    (f)    Arbitration....................................................  20
    (g)    Other Rights and Remedies Not Affected.........................  20

9.  Non-Disclosure Covenants..............................................  21
    (a)    Proprietary Information........................................  21
    (b)    Publicity......................................................  21

10. Other Matters.........................................................  21
    (a)    No Share Purchases.............................................  21
    (b)    Director Appointment...........................................  21
    (c)    Further Actions................................................  21
    (d)    Separate Subsidiary............................................  22
    (e)    Building Capacity and Equipment................................  22


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


11. Termination and Amendment.............................................  22
    (a)    Pre-Closing....................................................  22
    (b)    Waiver.........................................................  23

12. Miscellaneous.........................................................  23
    (a)    Attorneys' Fees................................................  23
    (b)    Brokers and Finders............................................  23
    (c)    Expenses.......................................................  23
    (d)    Survival.......................................................  23
    (e)    Severability...................................................  23
    (f)    Notices........................................................  23
    (g)    Entire Agreement...............................................  24
    (h)    Counterparts...................................................  25
    (i)    Binding Effect.................................................  25
    (j)    Governing Law..................................................  25

    Signatures............................................................  25

EXHIBITS

    A.    Shareholder Ownership
    B.    Description of Real Estate Conveyed by Seller to Air Seal
    C.    Adair-Flanders Shares Escrow Agreement
    D.    Registration Rights Agreement


    SCHEDULES

    4(i)            Related-Party Transactions
    4(m)            Financial Statements - Air Seal
    4(r)            Contracts Matters
    4(s)            Job Completion
    4(aa)(v)        Distributions
    4(w)            Personnel at Closing - Air Seal
    4(z)            Employee Benefit Plans - Air Seal
    5(g)            Employment Contract With Wes Adair
    7(a)(ix)        Form of Seller's Closing Certificate
    7(a)(x)         Form of Legal Opinion - Seller
    7(b)(iii)       Buyer Closing Certificate
    7(b)(ix)        Form of Legal Opinion - Buyer


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


                           STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed as of this 17th day of June, 1996 by and between FLANDERS CORPORATION, a North Carolina corporation ("Buyer" or "Flanders"), and CHARLES ADAIR and WES ADAIR (collectively, "Seller"), who are all of the shareholders of Air Seal Filter Housings, Inc., a Texas corporation ("Air Seal"), as described on Exhibit A.

                                R E C I T A L S

    WHEREAS, Buyer is a publicly-held North Carolina corporation which is in the business of, among other things, designing, manufacturing and selling high performance filter systems; and

    WHEREAS, Air Seal is a privately-held Texas corporation which is in the business of designing, manufacturing and selling filter housings; and

    WHEREAS, the parties intend by this Agreement to provide for the acquisition by Buyer of all the issued and outstanding capital stock of Air Seal, as well as the land and buildings where Air Seal is currently located, in exchange for:
Two million two hundred fifty-five thousand dollars ($2,255,000) to be received by Charles Adair; and up to 150,000 shares of Flanders' common stock (the "Adair-Flanders Shares") to be granted to Wes Adair pursuant to the terms hereof.

    NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:


    1.    Purchase of Air Seal Shares.

        (a) Purchase. Subject to the terms and conditions contained herein, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, for the consideration set forth below, one hundred percent (100%) of Air
Seal's issued and outstanding shares of common stock (the "Air Seal
Shares"), as well as the land and buildings located at 1112 Staffordshire
Road, Stafford, Texas 77477 (the "Real Property"), as more particularly described on Exhibit B.

        (b) Cash Payment. In consideration for the Air Seal Shares and the Real Property, Buyer shall pay to Charles Adair at Closing the amount of two million two hundred fifty-five thousand dollars ($2,255,000)
(hereinafter referred to as the "Cash Payment").

        (c) Issuance and Escrow of Adair-Flanders Shares. In addition to the Cash Payment, Buyer shall place the Adair-Flanders Shares into escrow at Closing. The Adair-Flanders Shares shall be held in escrow and shall be released to Wes Adair over a three year period (five, if necessary) if Air Seal meets certain performance objectives


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


as set forth in the escrow agreement attached as Exhibit C ("Adair-Flanders Shares Escrow Agreement"). Wes Adair will be granted registration rights, per the registration rights agreement attached as Exhibit D ("Registration Rights Agreement"), with respect to the Adair-Flanders Shares. Shelton Jones shall act as Escrow Agent under such Agreement.

    2.    Delivery.

        (a) Delivery of the Air Seal Shares, the Adair-Flanders Shares, and the Cash Payment. At Closing (i) Seller shall deliver to Buyer certificates evidencing the Air Seal Shares owned by Seller immediately prior to Closing, endorsed in blank, together with duly executed and medallion guaranteed stock powers and otherwise in proper form for transfer, and (ii) Buyer shall deliver to the Escrow Agent certificates representing the Adair-Flanders Shares, in the name of Wes Adair, and Wes Adair shall concurrently deliver to the Escrow Agent the related duly executed and medallion guaranteed stock powers. Buyer shall not be obligated to purchase any of the Air Seal Shares unless ALL such shares are delivered at Closing. Also at Closing, Buyer shall deliver to Seller both the executed Adair-Flanders Share Escrow Agreement and the executed Registration Rights Agreement. Finally, at Closing, Buyer shall deliver to Seller the amount of two million two hundred fifty-five thousand dollars ($2,255,000) in the form of a cashiers check or by wire transfer to the Seller's bank accounts as Seller shall direct.

        (b) Liabilities. All shareholder notes payable or other amounts owed by Air Seal to Seller shall be canceled prior to or at Closing.

    3. Representations and Warranties of the Seller. Seller represents and warrants to Buyer that the following statements are true, correct and complete as of the date hereof:

        (a) Ownership of Air Seal Shares. Seller owns, beneficially and of record, one hundred percent (100%) of the issued and outstanding Air Seal Shares, free and clear of any lien, security interest, pledge, claim, demand, encumbrance or restriction of any kind or character whatsoever, and the Air Seal Shares represent all of the issued and outstanding shares of capital stock and equity securities of Air Seal. All such Air Seal Shares are duly authorized, validly issued, fully paid and nonassessable and have, in the hands of the Seller, and will have in the hands of Buyer, all the rights, privileges and preferences ordinarily accorded to owners of Air
Seal's common stock.

        (b) Authority. Seller now has and will have, at the Closing, full power, authority and legal right to sell the Air Seal Shares to Buyer pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by, and is the valid and binding obligation of, Seller, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors' rights generally or the enforcement of specific rights provided for in agreements, (ii) general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other


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


equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the application of principles of public policy underlying any such laws and regulations.

        (c) Compliance with Law. The consummation of the transactions contemplated hereby will be in compliance with all applicable laws, rules, regulations and requirements of all Federal, state and local governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any such governmental authority.

        (d) No Litigation. There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to Seller's knowledge, threatened, anticipated or contemplated, which in any way affect the consummation of the transactions contemplated hereby or, if valid, would constitute or result in a breach of any representation, warranty or agreement of the Seller set forth herein.

        (e) Solvency. Seller is not bankrupt or insolvent. Additionally, Seller has not assigned Seller's estate for the benefit of creditors or entered into any arrangements with creditors. Furthermore, Seller does not have any present intention to file a petition in bankruptcy, to assign Seller's estate for the benefit of creditors, or to enter into any arrangements with creditors. Seller has no knowledge of any basis for the filing by any other person of an involuntary petition in bankruptcy with respect to Seller or Air Seal.

        (f)    Securities Laws Compliance.

            (i) Seller has been represented by such legal and tax counsel and others, each of whom has been personally selected by Seller, as Seller has found necessary to consult concerning this transaction, and such representation has included an examination of applicable documents, and an analysis of all tax, financial, and securities law aspects.
Seller, his counsel and advisors, and such other persons with whom Seller has found it necessary to consult, have sufficient knowledge and experience in business and financial matters to evaluate the above information, and the merits and risks of the transactions contemplated by this Agreement, and to make an informed investment decision with respect thereto;

            (ii) Seller has had, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, Buyer and its representatives, concerning the terms and conditions of the acquisition of the Adair-Flanders Shares and access to obtain any information, documents, financial statements, records and books (A) relative to Buyer, Buyer's business and an investment in Buyer, and
(B) necessary to verify the accuracy of any information furnished to Seller. All materials and information requested by Seller, his counsel and advisors, or others representing Seller, including any information requested to verify any information furnished to Seller, have been made available and examined.


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


            (iii) Seller has had, prior to the date hereof, the opportunity to review all of Buyer's reports filed with the Securities and Exchange Commission, including, but not limited to, Buyer's Form 10-K for December 31, 1995, and Form 10-Q for March 31, 1996.

            (iv) Seller is acquiring the shares for Seller's own account and not as a fiduciary for any other person and for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. Seller understands the meaning and legal consequences of the representations and warranties contained in this paragraph. Seller is not an "underwriter" of the securities, as that term is defined in Section 2(11) of the Securities
Act of 1933 ("Securities Act"), and Seller will not take or cause to be taken any action that would cause Seller or Buyer to be deemed an "underwriter" of the securities.

            (v) Seller understands that the Adair-Flanders Shares have not been registered under the Securities Act nor pursuant to the provisions of the securities or other laws of any applicable jurisdictions. Seller further understands that the Adair-Flanders
Shares cannot be sold, assigned, pledged, transformed or otherwise disposed of unless such shares are registered or an exemption from registration is available, and that the Adair-Flanders Shares will bear a restrictive legend to that effect.

        (g) Accuracy of Information Furnished. Seller has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading the representations, warranties and agreements set forth herein, or in any Exhibit hereto or certificate or other document furnished in connection herewith.

    4. Representations and Warranties Concerning Air Seal. Seller represents and warrants to Buyer that the following statements concerning the affairs of Air Seal are true, correct and complete as of the date hereof:

        (a) Organization, Standing and Qualification. Air Seal is duly organized, validly existing and in good standing under the laws of the State of Texas and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business conducted. Air Seal has duly filed any and all certificates and reports required to be filed to date by the laws of Texas and any other applicable law. Air Seal has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially adversely affect the business, properties, prospects, or its financial condition. Air Seal is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        (b) Capitalization. As of the date of Closing, the authorized capital stock of Air Seal consists of 1,000,000 shares of common stock, par value $1.00 per share, of which 10,000 shares are issued and outstanding. All of the outstanding shares of common stock of Air Seal were issued to Seller, and when issued, were duly authorized and validly issued and are fully paid and nonassessable. Air Seal has no treasury shares, outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other rights, agreements or arrangements of any character or nature whatsoever relating to the issuance of common stock or other securities of Air Seal. No holder of any security of Air Seal is entitled to any preemptive or similar rights to purchase any securities of Air Seal.

        (c) Subsidiaries. Air Seal has no subsidiaries and no other investment in any entity. Air Seal is not a participant in any joint venture, partnership or other similar arrangement.

        (d) Stock Transfer Books. Air Seal's stock transfer books and stock ledgers are in good order, complete, accurate and up to date, and they include all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

        (e) Corporate Records. Air Seal's minute books and other corporate record books are in good order, complete, accurate, up to date, and they include all necessary signatures and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of Air Seal's Articles of Incorporation and Bylaws which have been delivered to Buyer are complete and correct, as amended, to the date of execution of this Agreement.

        (f) No Defaults. Air Seal is not in default under or in violation of any provisions of its Articles of Incorporation or Bylaws or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to Air Seal's business.

        (g) No Conflict. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under (1) any provision of Air Seal's Articles of Incorporation or Bylaws, (2) any law, rule, regulation, judgment, decree, order or other such requirement, or (3) any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which Air Seal is a party or by which it is bound, or to which any of its assets are subject.

        (h) Consents and Approvals. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not require Air Seal or Seller to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, (ii) those which the failure to obtain or make would have no material adverse effect on the transactions contemplated hereby or on Air Seal's business or financial condition, and (iii) any filings required under the Securities Act, or any applicable state securities laws.

        (i) Related-Party Transactions. Except as set forth in Schedule 4(i), no employee, officer, or director of Air Seal or member of his or her immediate family is indebted to Air Seal, nor is Air Seal indebted (or committed to make loans or extend or guarantee credit) to any such individuals. To the best of Seller's knowledge, and except as set forth on
Schedule 4(i), none of such individuals has any direct or indirect ownership interest in any firm or corporation with which Air Seal is affiliated or with which Air Seal has a business relationship, or any firm or corporation that competes with Air Seal, except that employees, officers, or directors of Air Seal and members of their immediate families may own stock in publicly traded companies that may compete with Air Seal.
 No member of the immediate family of any officer or director of Air Seal is directly or indirectly interested in any material contract with Air Seal.

        (j) Safety Laws. Air Seal is not in violation of any applicable statute, law or regulation relating to occupational health and safety (including, but not limited to OSHA and any similar state laws), and to the best of Seller's knowledge, no material expenditures are or will be required to comply with any such existing statute, law or regulation.

        (k)    Environmental Compliance.

            (i)    Definitions. As used in this Agreement:

                (A) "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or environmental conditions, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. '' 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42
U.S.C. '' 6901, et seq.; the Toxic Substances Control Act of
1976, 15 U.S.C. '' 2601, et seq.; the Superfund Amendments and
Reauthorization Act of 1986, Title III, 42 U.S.C. '' 11001, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
'' 1801, et seq.; the Clean Air Act, 42 U.S.C. '' 7401, et seq.;
the Federal Water Pollution Control Act, 33 U.S.C. '' 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. '' 300f, et seq.;
the Solid Waste Disposal Act, 42 U.S.C. '' 3251, et seq.; and any other federal, state or local law, statute, ordinance, or regulation now in effect or hereafter enacted which pertains to health, industrial hygiene, or the regulation or protection of the environment, including, without limitation, ambient air, soil, groundwater, surface water, and/or land use.

                (B) "Hazardous Substance" means any material, waste, substance, pollutant, or contaminant which may or could pose a risk of injury or threat to health of the environment, including, without limitation:

                    (1) Those substances included within the definitions of "hazardous substance," "hazardous waste," "hazardous material," "toxic substance," "solid waste," or "pollutant or contaminant" in, or otherwise regulated by any Environmental Law;

                    (2) Those substances listed in the United States Department of Transportation Hazardous Materials Table (49
CFR 172.101, including appendices and amendments thereto), or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                    (3) Such other substances, materials, or wastes which are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and

                    (4) Any material, waste, or substance which is I) petroleum or refined petroleum products; ii) asbestos in any form; iii) polychlorinated biphenyls; iv) flammable explosives; v) radioactive materials; or vi) radon.

            Any reference in this paragraph to statutory or regulatory sections shall be deemed to include any amendments thereto and any successor sections.

            (ii)    Environmental Representations.

                (A) All property owned, leased or occupied by Air Seal (the "Property") is free from, and to Seller's knowledge, has always been free from, Hazardous Substances, and is not now, and to Seller's knowledge, has never been in violation of any Environmental Law. Air Seal has not caused or allowed the use, generation, manufacture, production, treatment, storage, release, discharge, or disposal of any Hazardous Substances on, under, or about the Property, and has not caused or allowed the transportation to or from the Property of any Hazardous
Substance.

                (B) There are not now, and to Seller's knowledge, have never been, any buried or partially buried storage tanks located on the Property.

                (C) Air Seal has received no warning, notice of violation, administrative complaint, judicial complaint, or other formal or informal notice alleging that conditions on the Property or adjacent property are or have been in violation of any Environmental Law, or informing Seller that the Property is subject to investigation or inquiry regarding the presence of Hazardous Substances on or about the Property, or informing
Seller of a potential violation of any Environmental Law.

                (D) Air Seal is not aware of any facts or circumstances which could give rise to a violation of any Environmental Law.

                (E) No environmental lien in favor of any governmental entity has attached to any of the Property.

            (iii) Archeological Matters. There are no historical or archeological materials or artifacts of any kind or any Indian ruins of any kind located on the Property.

            (iv) Endangered Species Act. No part of the Property is "critical habitat" as defined in the Federal Endangered Species Act, 16 U.S.C. ''1531 et seq., as amended, or in regulations promulgated thereunder, nor are any "endangered species" or "threatened species" located on the Property, as defined therein.

        (l) Compliance With Law. To the best of Seller's knowledge, neither Air Seal nor any of its directors, officers, fiduciaries, agents or employees, is in violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to Air Seal's business.

        (m) Financial Statements. The Financial Statements of Air Seal for the periods ending December 31, 1991 through December 31, 1995, attached hereto as Schedule 4(m), are correct and complete and present fairly in all material respects the financial condition of Air Seal as of the dates described therein, and have been prepared in accordance with Generally Accepted Accounting Principles consistently applied. The books and records of the Company are complete in all material respects and are in an auditable condition such that a complete audit of Air Seal can be performed as of the Closing without unreasonable cost or expense.

        (n) Properties and Assets. The properties and assets presently owned by Air Seal and shown on its books, include all properties and assets of every kind, class and description, real and personal, tangible and intangible, used in Air Seal's business and necessary to the conduct of its business as presently conducted. Air Seal has, or will have at Closing after transfer of the Real Property, good and indefeasible title to and possession of all such known properties and assets, free and clear of all liens, claims, security interests, encumbrances, restrictions and rights, title and interests in others, and there are no existing agreements, options or commitments or rights with, to or in any third party to acquire any of Air Seal's properties or assets or any interest therein, except for those entered into in the ordinary course of business and not materially adversely affecting Air Seal's properties, assets or rights. Air Seal's assets on the Closing shall include all of the assets described hereinabove or otherwise reflected on the Financial Statements, adjusted only for inventory and other assets acquired or disposed of in the ordinary course of business after December 31, 1995, and before the Closing Date.

        (o)    Equipment Leases.  Air Seal does not have any equipment leases.

        (p) Inventory. The inventory, as reflected on the latest Financial Statements and as in existence at the Closing, was acquired and has been maintained in the ordinary course of Air Seal's business practices, and is valued at reasonable amounts based on the ordinary course of business.
None of such inventory is obsolete, unusable, damaged, or unsalable in the ordinary course of business, except to the extent reflected on said
Financial Statements.

        (q) Intellectual Property. To Seller's best knowledge, Air Seal has full rights of use for all unregistered trademarks and service marks and does not infringe on any third party rights, and Air Seal owns all U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business
(collectively the "Proprietary Rights"). All of the foregoing Proprietary Rights that are not in the public domain stand solely in the name of Air
Seal and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to Seller, and none of the same have any right, title, interest, restriction, lien or encumbrance therein, thereon or thereto. To the best of Seller's knowledge, Air Seal's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the best of Seller's and Air Seal's knowledge, threatened to the effect that the operations of Air Seal infringe upon or conflict with the asserted rights of any other person under any proprietary right, and there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of Seller's knowledge, threatened to the effect that any Proprietary Rights owned or licensed by Air Seal, or which Air Seal otherwise has the right to use, is invalid or unenforceable by Air Seal, and, to the best of Seller's knowledge, there is no reasonable basis for any such claim (whether or not pending or threatened). Air Seal has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of Air Seal. To the best of Seller's knowledge, all patents, copyrights, trademarks, service marks and federal, state and foreign registrations thereof, are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within ninety (90) days of Closing.

        (r) Material Contracts. Except as set forth in Schedule 4(r), Air Seal does not have any material obligations, contracts, agreements, leases, subleases, commitments or understandings of any kind, nature or description, oral or written, fixed or contingent, due or to become due, existing or inchoate, other than customer purchase orders or service contracts, all of which are either reflected in the Financial Statements for the periods such were in effect, or which impose upon Air Seal a liability of less than $5,000 individually or $25,000 in the aggregate.

        (s) No Undisclosed Liabilities. Except as set forth on Schedule 4(s), Air Seal does not have any material liabilities or obligations, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in Air Seal's Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any exhibit or schedule to this Agreement, and (iii) liabilities not in excess of $5,000 individually or $25,000 in the aggregate.

        (t) Litigation. There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to Seller's knowledge, threatened, anticipated or contemplated, which, if decided against Air Seal, would have a material adverse effect on its business or financial condition, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations which in any way affect Air Seal or its properties or assets or to which it is or may become a party. There are no claims against Air Seal pending, or to Seller's knowledge threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

        (u) Taxes. Air Seal is an "S Corporation" and as such Air Seal has duly filed all federal, state, local and other tax returns and reports required to be filed by Air Seal on or prior to the date hereof with respect to all taxes withheld by or imposed upon Air Seal. All such returns or reports reflect in all material respects the liability for such taxes of Air Seal as computed therein for the periods indicated, and all taxes shown on such returns or reports and all assessments received by Air Seal have been paid, or fully reserved for, to the extent that such taxes have become due. There are no waivers or agreements by Air Seal for the extension of time for the assessment of such taxes. There are no material questions of taxation which are, as at the date hereof, the subject of dispute with any taxing authority. With respect to any period through the date hereof for which tax returns have not yet been filed, or for which taxes are not yet due or owing, Air Seal has made adequate reserves, determined in accordance with Generally Accepted Accounting Principles, for all liabilities for taxes as set forth in its financial statements. Air
Seal is not presently the subject of any tax audit by any taxing authority.

        (v) Employment Contracts. Air Seal has no written or oral contracts of employment with any of its shareholders, employees or sales representatives.

        (w) Air Seal Personnel Matters. As of the date of Closing, the Air Seal employees shall only include the individuals as set forth on Schedule 4(w). All such employees are either United States citizens or have obtained permission to reside and work within the United States, and Air
Seal's employee files have copies of all legally required documentation evidencing the same. With the exception of vacation accrued since the end of the 1995 calendar year, all accrued vacation of such employees has been taken or payment made with respect thereto prior to Closing. Any and all severance benefits owed to terminated employees has been paid in full by Air Seal prior to Closing.

        (x) Employee Restrictions. To Seller's knowledge, no Air Seal employee is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of Air Seal's business.

        (y) Labor Matters. Air Seal is not party to nor subject to any collective bargaining agreement, nor is any union organizing action or certification vote pending or threatened.

        (z)    Employee Benefit Plans.

            (i) Identification. Schedule 4(z) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (A) sponsored by
Air Seal, (B) to which Air Seal contributes on behalf of its employees, (C) with respect to which Air Seal participates on behalf of its employees, or (D) previously sponsored or contributed to by Air Seal on behalf of its employees within the three years preceding the date hereof. Each of the Employee Benefit Plans can be terminated or amended at will by Air Seal, with no unfunded liability to Air Seal.
No unwritten amendment exists with respect to any Employee Benefit
Plan.

            (ii) Compliance. Each Employee Benefit Plan has been administered and maintained in compliance with all Laws. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any governmental authority. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan. No pending or, to the knowledge of Seller, threatened claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

            (iii) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan.


            (iv) Multi-employer Plans. Air Seal has never been obligated to contribute to a Multi-employer plan within the meaning of Section
3(37) of ERISA.

            (v) PBGC. No facts or circumstances exist that would result in the imposition of liability against Buyer by the Pension Benefit
Guaranty Corporation as a result of any act or omission by Air Seal.
No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

            (vi) Retirees. Air Seal does not have, except as may be required by law, any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with Air Seal, including those receiving disability benefits.

        (aa) No Adverse Change. Since December 31, 1995, there has not been:

            (i) any material adverse change in the properties, assets, business, affairs, material contracts or prospects of Air Seal and, to Seller's knowledge, no such changes currently are threatened, anticipated or contemplated;

            (ii) any actual or, to Seller's knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority, which has affected or may hereafter affect the properties, assets, business, affairs, contracts or prospects of Air Seal;

            (iii) any material and adverse dispute pending or, to Seller's knowledge, threatened, anticipated or contemplated, of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Air Seal, or any pending or, to Seller's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any material reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier or source of financing;

            (iv) any pending or, to Seller's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to Air Seal's business and materially and adversely affecting its properties, assets, business, affairs or prospects; or

            (v) except as set forth in Schedule 4(aa)(v), any material reduction of capital, or any redemption of stock or dividend or distribution by Air Seal.

        (bb) Discrimination. Air Seal has not received any written claim of any unfair labor practice or illegal discrimination on the basis of race, color, religion, gender, national origin, age or handicap in its employment conditions or practices. To the best of Seller's knowledge, Air Seal has not engaged in any unfair labor practice or illegal discrimination on the basis of race, color, religion, gender, national origin, age or handicap in its employment conditions or practices.

        (cc) Disputes and Charges. There are no existing or, to the best of Seller's knowledge, threatened disputes, grievances, harassment charges, controversies or other employment or labor troubles affecting Air Seal.
Air Seal's employees are not represented by a labor union, and no organizing effort is currently in process or threatened.

    5.    Representations, Warranties and Agreements of Buyer.   Buyer
represents and warrants to and agrees with the Seller that:

        (a) Organization, Standing and Qualification. Buyer is duly organized and validly existing and in good standing under the laws of the State of North Carolina, and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business is conducted.

        (b) Authority. Buyer has full right, power and authority to execute, deliver and perform the terms of this Agreement. This Agreement has been duly authorized by Buyer and constitutes a binding obligation of Buyer, enforceable in accordance with its terms.

        (c) Compliance with Law. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of Buyer's Articles of Incorporation or Bylaws, any law, rule, regulation, judgment, decree, order or other such requirement, or any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which it is a party or by which it is bound, or to which its assets are subject.

        (d) Shares Purchased for Investment. Buyer is acquiring the Air Seal Shares for its own account for investment purposes and not with a view to or in connection with, any distribution thereof within the meaning of the Securities Act.

        (e) Shares in Escrow. The Adair-Flanders Shares held in escrow for Wes Adair are duly authorized, validly issued, fully paid, non-assessable, not issued in violation of the preemptive rights of any Flanders' shareholder, identical to all other shares of Flanders' common stock, and, in Seller's hands will have all the rights, privileges and preferences accorded to all other holders of shares of Flanders common stock.

        (f) Cash Payment. Buyer currently has or has immediate access to sufficient funds with which to pay the Cash Payment.

        (g) Employment Contracts and Options. Buyer has full right, power and authority to execute and deliver, and to perform its obligations under, the employment contract attached as Schedule 5(g) hereto (the "Employment Contract"). The Employment Contract has been duly authorized by Buyer and, upon its execution thereof, will constitute a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to
(i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors' rights generally or the enforcement of specific rights provided for in agreements, (ii) general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the application of principles of public policy underlying any such laws and regulations.

        (h) Consents and Approvals. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not require Buyer to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except:
(i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, or (ii) those which the failure to obtain or make would not have a material adverse effect on the transactions contemplated hereby or on Buyer's business.

    6. The Closing. The closing of the purchase and sale of the Air Seal Shares shall take place at Seller's offices on or before June 21, 1996, or at such other time or place as shall be fixed by the mutual consent of the parties. Said date of conveyance is herein called the "Closing."

    7.    Conditions of Buyer's and Seller's Performance.

        (a) Buyer's Conditions. The obligation of Buyer to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Buyer in writing, of each of the following conditions:

            (i)    Seller shall have executed this Agreement;

            (ii) Seller shall have canceled any notes payable from Air Seal to the Seller or any other employee of Air Seal, and Buyer shall be furnished with written evidence thereof;

            (iii) Seller shall have canceled any notes payable from Seller to Air Seal, and Buyer shall be furnished with written evidence thereof;

            (iv)    Seller shall have conveyed to Air Seal the Real Property;

            (v) A Phase I Environmental Survey shall have been completed on the Real Property, at Buyer's direction and expense, showing no liabilities for Remedial Work (or otherwise);

            (vi) Buyer shall have received an executed Employment Contract in substantially the form set forth in Schedule 5(g) from Wes Adair;

            (vii) Buyer shall have received an executed Registration Rights Agreement in substantially the form set forth in Exhibit D from Wes
Adair;

            (viii) At the Closing, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

            (ix) The representations and warranties of the Seller contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; Seller shall not be in default under any of the provisions of this Agreement; and Buyer shall have been furnished with one or more closing certificates of Seller dated as of the Closing, in substantially the form of Schedule
7(a)(ix) certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, (B) except as set forth in Schedule 4(aa)(v), that no material change has occurred in Air Seal's Financial Statements since December 31, 1995,
(C) that the representations and warranties set forth in this Agreement are true and correct as of Closing, and (D) that neither Air
Seal nor Seller is a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages from Air Seal or to prevent Air Seal or Seller from continuing to use Air Seal assets or to conduct business in the manner as the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of Air Seal;

            (x) Buyer shall have received a legal opinion of Seller's counsel in the form set forth in Schedule 7(a)(x), dated as of the Closing date;

            (xi) Buyer shall have received summaries of the accounts payable and accounts receivable of Air Seal, dated not later than five (5) days prior to Closing and not materially different from those dated
May 9, 1996, except for changes occurring in the ordinary course of Air Seal's business;

            (xii) Seller shall deliver to Buyer at Closing certificates of search of the Uniform Commercial Code for filings against Air Seal in form and substance satisfactory to Buyer. Such certificates shall show searches of filings with respect to Air Seal and all names under which Air Seal has conducted its business;

            (xiii) Seller shall deliver to Buyer at Closing evidence of title in the form of Title Insurance, at Buyer=s expense, insuring Air Seal's interest in the Real Property under this Agreement for the amount of the property value, subject only to this Agreement and standard exceptions;

            (xiv) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Snell & Wilmer, legal counsel for Buyer.

        (b) Seller's Conditions. The obligation of Seller to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Seller in writing, of each of the following conditions:

            (i) Buyer shall have executed and delivered the Employment Contract with Wes Adair in substantially the form set forth in
Schedule 5(g);

            (ii) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement.

            (iii) Buyer shall not be in default under any of the provisions of this Agreement; and Seller shall have been furnished with one or more closing certificates of Buyer dated as of the Closing date, in substantially the form of Schedule 7(b)(iii) certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, (B) that the representations and warranties set forth in this Agreement are true and correct as of Closing, and (C) that Buyer is not a party to any litigation and has no knowledge of any claim, brought or threatened, seeking to prevent
Buyer from entering into this Agreement or consummating the transactions contemplated hereby;

            (iv) Buyer shall have delivered to Escrow Agent the Adair-Flanders Shares;

            (v) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Seller's legal counsel;

            (vi) The representations and warranties of Buyer contained in this Agreement or in any closing certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

            (vii) Buyer shall have executed the Registration Rights Agreement with Wes Adair in substantially the form set forth in Exhibit D;

            (viii) Buyer shall have executed and delivered such other documents, instruments, certificates or agreements and shall have taken such other actions as, in the opinion of Seller's legal counsel, shall be reasonably necessary to consummate this transaction;

            (ix) Seller shall have received a legal opinion of Buyer's counsel in the form set forth in Schedule 7(b)(ix), dated as of the Closing;

            (x)    Buyer shall have executed this Agreement; and

            (xi) Air Seal shall have canceled any notes or other obligations of Seller to Air Seal.

    8.    Indemnification.

        (a) General Indemnification Obligation of Charles Adair. From and after the Closing, Charles Adair will indemnify and hold harmless Buyer and its successors and assigns (an "Indemnified Buyer Party") against and in respect of:

            (i) Damages. Any and all damages, losses, deficiencies, liabilities, costs and expenses (collectively "Damages") incurred or suffered by the Indemnified Party that result from, relate to or arise out of:

                (A) Any and all liabilities and obligations of Air Seal of any nature whatsoever, in existence as of the Closing, except for those liabilities and obligations of Air Seal set forth in the Financial Statements or schedules to this Agreement;

                (B) Any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against an Indemnified Buyer Party or Air Seal that relate to Seller or Air Seal to the extent that the event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of Seller, Air Seal, or any director, officer, employee, agent, representative or subcontractor of Air Seal, except for those set forth in the Financial Statements or schedules to this Agreement; or

                (C) Any material misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on Seller's part under this Agreement, or from any material misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Buyer pursuant hereto; and

            (ii) Actions. Any and all actions, suits, claims, proceedings, investigations, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) (collectively "Actions") incident to any of the foregoing.

        (b) General Indemnification Obligation of Buyer. From and after the Closing, Buyer will reimburse, indemnify and hold harmless Charles Adair and Charles Adair's successors and assigns (an "Indemnified Seller Party") against and in respect of:

            (i) Damages. Any and all Damages incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of
(A) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Buyer under this Agreement or any other document delivered by Buyer pursuant to this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or thereto; and

            (ii) Actions. Any and all Actions incident to any of the foregoing or to the enforcement of this paragraph 8(b).

        (c) Limitation of Indemnity. Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Charles Adair shall be liable to the other under this paragraph 8 for:
            (i) Dollar Amounts. Damages or actions in an amount less than $5,000 in connection with any claim hereunder relating to a single occurrence or event, or for Damages or Actions in an aggregate amount less than $25,000 in connection with all claims hereunder;

            (ii) Failure of Notice. Any claim for which either party has not received a Claim Notice (as defined below) from the other on or before a date two (2) years following the Closing;

            (iii)    Aggregate Liability.  Damages or actions in an amount in
excess     of $200,000.

            (iv) Insurance. Any claim hereunder to the extent such claim is paid by any insurer.

        (d) Method of Asserting Claims, Etc. In the event that any claim or demand is asserted against or sought to be collected from an Indemnified Purchaser Party or Indemnified Seller Party (an "Indemnified Party") by a third party, the Indemnified Party shall promptly notify the party from which indemnification is sought pursuant to paragraphs 8(a) or 8(b) above
(the "Indemnifying Party") of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have twenty (20) days from the Indemnifying Party's receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand, and (ii) notwithstanding any such dispute, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

            (i) Dispute of Liability. If the Indemnifying Party disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand as provided herein), such dispute shall be resolved in accordance with paragraph 8(f) hereof. Pending the resolution of any dispute by the Indemnifying
Party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Party.

            (ii) Defense. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claims or demand, then, provided: (i) that the Indemnifying Party acknowledges that it is liable to indemnify the Indemnified Party with respect to a particular claim; and (ii) the Indemnifying Party has financial resources which are reasonably adequate to pay the amount of the claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability for any other matter. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

            (iii)    Defense Unsuccessful.    (1)  If the Indemnifying Party
elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnifying Party or by the Indemnified Party (but no Indemnified Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder, as provided herein, in which event such dispute shall be resolved as provided in paragraph 8(f) hereof; (2)
In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with paragraph 8(f) hereof; if the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

        (e) Payment. Upon determination of liability hereunder, the appropriate party shall pay to the other, as the case may be, within twenty
(20) days after such determination, the amount of any claim for indemnification made hereunder. Upon the payment in full of any claim hereunder, the entity making payment shall be subrogated to the right of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such claim.

        (f) Arbitration. All disputes under this Section 8 shall be settled by arbitration in North Carolina before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this paragraph 8(f). The arbitrator shall be selected by the joint agreement of Charles Adair and Buyer, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection. Nothing contained in this paragraph 8(f) shall prevent the parties from settling any dispute by mutual agreement at any time.

        (g) Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Section 8 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby; provided that any recovery for a claim for monetary damages for any breach of a representation or warranty hereunder shall be limited to the amount of $200,000 as provided in Section 8(e)(iii) above.

        (h) No Indemnification by Wes Adair. Wes Adair is providing no indemnification under this Stock Purchase Agreement, it being understood that this Section 8 describes the only indemnification being provided by any of the parties hereto.

    9.    Non-Disclosure Covenants.

        (a) Proprietary Information. Seller acknowledges that Seller's relationship with Air Seal may have created or may hereafter create a relationship of confidence and trust with respect to information of a confidential or secret nature that may be disclosed to Seller by Air Seal that relates to the business of Air Seal or to the business of any affiliate, customer, or supplier of Air Seal ("Proprietary Information"). Such Proprietary Information includes, but is not limited to, any information regarding inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, software, hardware, processes, formulas, development or experimental work, work in process, business, trade secrets, or any other secret or confidential matter relating to the products, projects, programs, sales, customer lists, price lists, or data, or business of Air Seal which is not generally known to the public. Seller agrees to keep all such Proprietary Information in confidence and trust, and will not use or disclose any of such Proprietary Information without the prior written consent of Air Seal, except as may be necessary to perform any duties Seller may now or hereafter have as an employee of Air Seal. Seller further agrees that at the Closing hereunder, and subsequently upon request of Air Seal or at the time of the termination of the Seller's employment (if any) with Air Seal, Seller will deliver to Air Seal only, and shall not retain for Seller's own or others' use, any and all software programs, documents, and any other material and all copies thereof relating to Seller's work or Air Seal's products, projects, programs, or business of which the Seller had knowledge, or which contain any Proprietary Information.

        (b) Publicity. Seller agrees not to disclose to any person or entity, without the prior written consent of Buyer, any of the terms of this Agreement at any time prior to Closing and for a period of ninety (90) days thereafter, except as may be necessary for the performance of their obligations hereunder or the operation of Air Seal in the ordinary course of business. Air Seal and Buyer shall jointly disclose and publicize this transaction in a press release as and when agreed upon between them or as required by law.

    10.    Other Matters.

        (a) No Share Purchases. Seller agrees to not purchase any of the shares of the Buyer from any source whatsoever at any time after the date hereof and prior to Closing.

        (b) Director Appointment. At Closing, Seller and Buyer agree to appoint to the Board of Directors Buyer's selected Directors, including but not limited to Steven Clark, Robert Amerson and Wes Adair.

        (c) Further Actions. Seller warrants and agrees that, from time to time, Seller will use Seller's best efforts to cause any present or previous shareholder, director or officer of Air Seal to execute such minutes of meetings or other instruments and take whatever actions as shall be reasonably necessary or desirable to effect, or to carry out the intent and purposes of, the transactions contemplated hereby.

        (d)    Separate Subsidiary.        From the time of Closing until the
Adair-Flanders Shares either vest or fail to vest, Buyer agrees to operate Air Seal as a separate subsidiary in a manner similar to the current operation with its Financial Statements prepared in compliance with Generally Accepted Accounting Principles and other relevant rules and regulations.

        (e)    Building Capacity and Equipment.    Buyer agrees to finance the
purchase of the building which is across the street to the Real Property to provide Air Seal an additional 15,000 square feet of light industrial or warehouse building capacity on commercially reasonable terms. If Air Seal is unable to acquire the adjacent building on commercially reasonable terms, Air Seal will use its best efforts to acquire similar facilities which will be financed by Buyer. In addition, Buyer agrees to finance the purchase of two (2) press breaks and one (1) shear of twelve (12) foot length and twelve (12) gauge capacity and any necessary related equipment.
 The full purchase price of any such building and equipment purchase will be treated as a loan from Buyer to Air Seal, and such loan will accrue interest at the lowest borrowing rate currently available to Buyer.

    11.    Termination and Amendment.

        (a) Pre-Closing. This Agreement may be terminated by Buyer or Seller at any time prior to the Closing upon written notice to the other party:

            (i) If the representations, warranties and agreements or conditions of this Agreement to be complied with or performed by Air Seal or the Seller (in the case of Buyer) or Buyer (in the case of Seller) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within three (3) business days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

            (ii) If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby; or

            (iii)    By mutual written agreement of the parties;

            (iv) By either party upon written notice to the other if a Phase I Environmental Survey of the Real Property reveals any environmental liabilities for Remedial Work (or otherwise) in excess of $5,000;

            (v)    If the Closing has not occurred by July 31, 1996.

        (b) Waiver. Any representations, warranties, agreements or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

    12.    Miscellaneous.

        (a) Attorneys' Fees. In any action or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

        (b) Brokers and Finders. Except as otherwise provided herein, each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement. In the event that any finder's fee or broker's commission shall become payable by any party hereto as a result of another party's actions which constitute a misrepresentation or breach of warranty under this Section 12(b), such fee and commission shall be the sole and exclusive responsibility and liability of such breaching party with no right of contribution and the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorneys' fees) to the extent that the same arise or result from such finder's fee or broker's commission.

        (c) Expenses. Buyer will bear both its own legal fees and other expenses and Seller's legal fees and other expense in connection with the transactions contemplated by this Agreement, up to $10,000, to be paid at Closing.

        (d) Survival. Except as specified below, all parties agree that the representations, warranties and agreements contained in this Agreement shall survive and remain in full force and effect following the Closing, for a period of eighteen (18) months. This Section 12(d) shall have no effect on Buyer's obligations under the Employment Contract, the Stock
Option Agreement, the Adair-Flanders Share Escrow Agreement, and the Registration Rights Agreement.

        (e) Severability. If any term or provision of this Agreement, including the exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

        (f) Notices. Any notices, requests or consents hereunder shall be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or twelve hours after such notice has been sent by telecopier or straight telegram, telegraphic charges prepaid, or upon receipt if delivered personally, as follows:

    To Seller:          Charles W. Adair
                        Air Seal Filter Housings, Inc.
                        1112 Staffordshire Road
                        Stafford, TX  77477

        with simultaneous copy to:

                        Jones & Gillaspia L.L.P.
                        1100 Louisiana #650
                        Houston, Texas 77002
                        Attn:  Shelton Jones
                        Telecopier:  (713) 225-6126

    To Buyer:           Flanders Corporation
                        531 Flanders Filters Road
                        Washington, North Carolina  27889
                        Attn: Chief Financial Officer
                        Telecopier: (919) 946-4738

        with simultaneous copy to:

                        Snell & Wilmer
                        111 E. Broadway, Suite 900
                        Salt Lake City, Utah  84111
                        Attn:  William C. Gibbs, Esq.
                        Telecopier: (801) 237-1950

except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this Section.

        (g) Entire Agreement. This Agreement, including the exhibits, schedules and documents referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the Buyer and the Seller or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. Any Section headings or table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (i) Binding Effect. This Agreement shall inure to the benefit of and be binding upon Seller and Buyer and their respective heirs and successors, but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective heirs and successors.

        (j) Governing Law. This Agreement shall be governed by the laws of the State of North Carolina.


    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                BUYER:
                FLANDERS CORPORATION, a North Carolina
                Corporation


                By:     /s/ Steven K. Clark
                        __________________________
                        /s/ CFO
                Its:    __________________________



                SELLER:

                /s/ Charles Adair
                ___________________________________
                Charles Adair


                /s/ Wes Adair
                ___________________________________
                Wes Adair

                                   EXHIBIT C

                    ADAIR-FLANDERS SHARES ESCROW AGREEMENT

                    ADAIR-FLANDERS SHARES ESCROW AGREEMENT


DATED:      June 17, 1996

PARTIES: Flanders Corporation ("Buyer"), Charles W. Adair and Wes Adair (collectively, "Seller") and Shelton Jones ("Escrow Agent")


                                   RECITALS

    WHEREAS, Buyer and Seller have entered into a Stock Purchase Agreement dated June 17, 1996 (the "Stock Purchase Agreement"). All capitalized terms used herein shall have the meaning assigned to them in the Stock Purchase Agreement.

    WHEREAS, to facilitate the performance of the Stock Purchase Agreement, Buyer shall deliver the Adair-Flanders Shares into escrow to be held by the Escrow Agent. The Escrow Agent has agreed to hold and distribute the Adair-Flanders Shares pursuant to the terms and conditions set forth in this Agreement. Any term used herein not otherwise defined shall have the meaning set forth in the Stock Purchase Agreement.

    Accordingly, in consideration of the covenants and agreements contained in this Agreement and in the Stock Purchase Agreement, the parties agree as follows:

    1. ESCROW AGENT. Buyer and Seller hereby appoint and designate Shelton Jones as Escrow Agent for the purposes set forth herein and the Escrow Agent accepts such appointment and designation.


    2. DELIVERY OF FLANDERS SHARES. Prior to or simultaneously with the execution of this Agreement by all parties, Buyer shall deliver to the Escrow Agent the Adair-Flanders Shares, consisting of 150,000 shares of Flanders Corporation common stock. During the term of this Agreement, the Escrow Agent shall take no action with respect to the Adair-Flanders Shares inconsistent with the terms of this Agreement, and shall deliver the Adair-Flanders Shares only as permitted by the provisions hereof.

        (a) INSTRUCTIONS TO ESCROW AGENT REGARDING RELEASE OF ESCROWED SHARES. Escrow Agent shall release the Adair-Flanders Shares to Wes Adair (or his surviving spouse, or to his estate if there is no surviving spouse) upon written notice signed by both Buyer and Seller (or his surviving spouse, or his estate if there is no surviving spouse), based on the achievement of certain performance criteria of Air Seal Filter Housings, Inc. ("Air Seal") as set forth on the attached Exhibit A, incorporated herein by this reference. If such criteria are not reached by Air Seal by June 13, 2001, the remaining

Adair-Flanders Shares shall be forfeited by Seller, and returned to the Buyer for cancellation.

        (b) IN THE EVENT OF TERMINATION OTHER THAN DEATH OR DISABILITY. Buyer agrees to execute on the Termination Date a written notice to Escrow Agent to release all remaining Adair-Flanders Shares to Wes Adair or his surviving spouse, or to his estate if there is no surviving spouse, if Wes Adair's employment is terminated by Buyer under the Employment Agreement between Buyer and Wes Adair, for any reason other than Cause. Wes Adair agrees to execute a written notice to Escrow Agent to return all remaining Adair-Flanders Shares to Flanders Corporation for cancellation if his employment is terminated by Wes Adair for any reason other than Good Reason, as defined in the Employment Agreement.

    3. NO VOTING OF SHARES. So long as the Adair-Flanders Shares are held in Escrow, the Seller shall not be entitled to exercise any rights of ownership with respect thereto, including, but not limited to, voting rights or rights to receive dividends. While the Adair-Flanders Shares are held in Escrow, Seller appoints Robert Amerson or his assignee with full power of subscriber to vote such shares.

    4. ESCROW AGENT'S COMPENSATION AND EXPENSES. For its services hereunder, the Escrow Agent shall be entitled to be reimbursed for all out of pocket expenses incurred by it in connection with the performance of its duties under this Agreement. The expenses of the Escrow Agent shall be paid by the Buyer.

    5. ESCROW AGENT'S LIABILITY. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which the Escrow Agent may in good faith do or refrain from doing in connection herewith, or for any negligence other than its gross negligence; no liability shall be incurred by the Escrow Agent, if, in the event of any dispute or question as to its duties or obligations hereunder, it acts in accordance with Paragraph 6. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper parties and shall incur no liability in so acting. Buyer and the Seller shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from any and all loss, damage, or liability, and all expenses (including without limitation, reasonable legal costs and fees) except to the extent arising out of the gross negligence or bad faith of the Escrow Agent, incurred, arising out of, or in connection with, its entering into or performing its duties pursuant to this Agreement.

    6. DISPUTES. In the event of a dispute concerning the subject matter of this Agreement such that the Escrow Agent deems it necessary for its protection, the Escrow Agent may (i) deposit the Adair-Flanders Shares, together with any notices received by it, into a court of competent jurisdiction until such time as a civil action shall have been finally concluded determining any rights hereunder, (ii) may appoint a new escrow agent, provided such new agent agrees to be bound by the terms hereof, or (iii) at its discretion at any time, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction to determine its rights and the rights of Buyer and Seller.

    7. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be given to the Escrow Agent at Jones & Gallaspia, L.L.P., 1100 Louisiana, Suite 650, Houston, Texas 77002, Attention: Shelton Jones. All notices, requests, demands, other communications and deliveries pursuant to this Agreement shall be made as follows:

    If to Buyer:        Flanders Corporation
                        531 Flanders Filters Road
                        Washington, NC  27889
                        Fax No. (919) 946-4738

    If to the Seller:
                        Wes Adair
                        Air Seal Filter Housings, Inc.
                        1112 Staffordshire Road
                        Stafford, TX  77477
                        Fax No. (713) 499-6060

    or to such other address as a party may have furnished to the others in writing. Communications shall be effective only when received.

    8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one instrument.

    9. BINDING EFFECT; GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, and shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                FLANDERS CORPORATION


                    /s/ Steven K. Clark
                By: ___________________________________
                    /s/ CFO
                Its:___________________________________

                Seller


                /s/ Charles W. Adair
                ___________________________________
                Charles W. Adair



                /s/ Wes Adair
                ___________________________________
                Wes Adair


                ESCROW AGENT



                By:  /s/ Shelton Jones